Exhibit 11.1

                        Ball Corporation and Subsidiaries
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                 (Millions of dollars except per share amounts)
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                                                           Three months ended                Six months ended
                                                      -----------------------------    -----------------------------
                                                       June 29,         June 30,        June 29,         June 30,
                                                         1997             1996            1997             1996
                                                      ------------     ------------    ------------     ------------


Earnings per Common Share - Assuming No Dilution

Net income (loss) from:
      Continuing operations                          $     20.8       $     13.3       $     27.8       $     20.1
      Discontinued operations                              --               (1.5)            --               (2.8)
                                                     -------------    ------------     ------------     ------------
Net income                                                 20.8             11.8             27.8             17.3
Preferred dividends, net of tax benefit                    (0.7)            (0.7)            (1.4)            (1.5)
                                                     -------------    ------------     ------------     ------------
Net earnings available to common shareholders
                                                     $     20.1       $     11.1       $     26.4       $     15.8
                                                     =============    ============     ============     ============

Weighted average number of  common shares
   outstanding (000s)                                    30,212           30,222           30,328           30,145
                                                     =============    ============     ============     ============

Earnings (loss) per share of common stock:
      Continuing operations                          $     0.67       $     0.42       $     0.87       $     0.61
      Discontinued operations                              --              (0.05)            --              (0.09)
                                                     -------------    ------------     ------------     ------------
                                                     $     0.67       $     0.37       $     0.87       $     0.52
                                                     =============    ============     ============     ============

Earnings per Share - Assuming Full Dilution

Net income (loss) from:
      Continuing operations                          $     20.8       $     13.3       $     27.8       $     20.1
      Discontinued operations                              --               (1.5)            --               (2.8)
                                                     -------------    ------------     ------------     ------------
Net income                                                 20.8             11.8             27.8             17.3
Adjustments for deemed ESOP cash contribution in
   lieu of Series B ESOP Preferred dividend
                                                           (0.5)            (0.5)            (1.0)            (1.1)
                                                     -------------    ------------     ------------     ------------
Net earnings available to common shareholders
                                                     $     20.3       $     11.3       $     26.8       $     16.2
                                                     =============    ============     ============     ============

Weighted average number of common shares
   outstanding (000s)                                    30,212           30,222           30,328           30,145
Dilutive effect of stock options                            166               77              157              100
Common shares issuable upon conversion of Series B
   ESOP Preferred stock                                   1,911            1,970            1,924            2,015
                                                     -------------    ------------     ------------     ------------
Weighted average number shares applicable to fully
   diluted earnings per share
                                                         32,289           32,269           32,409           32,260
                                                     =============    ============     ============     ============

Fully diluted earnings (loss) per share:
      Continuing operations                          $     0.63       $     0.40       $     0.83       $     0.59
      Discontinued operations                              --              (0.05)            --              (0.09)
                                                     -------------    ------------     ------------     ------------
                                                     $     0.63       $     0.35       $     0.83       $     0.50
                                                     =============    ============     ============     ============
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